          As filed with the Securities and Exchange Commission on June 24, 1997
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                              ESS TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)

              CALIFORNIA                             94-2928582
       (State of incorporation)          (I.R.S. Employer Identification No.)

                             48401 FREMONT BOULEVARD
                            FREMONT, CALIFORNIA 94538
                    (Address of principal executive offices)
                             -----------------------

                              ESS TECHNOLOGY, INC.
                           1997 EQUITY INCENTIVE PLAN;
                           PLATFORM TECHNOLOGIES, INC.
                             1995 STOCK OPTION PLAN
                             -----------------------

                                 JOHN H. BARNET
                           VICE PRESIDENT, FINANCE AND
                             CHIEF FINANCIAL OFFICER
                              ESS TECHNOLOGY, INC.
                             48401 FREMONT BOULEVARD
                            FREMONT, CALIFORNIA 94538
                                 (510) 492-1088
                      (Name, address and telephone number,
                   including area code, of agent for service)
                             -----------------------
                                    Copy to:

                                  Tae Hea Nahm
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (415) 854-4488

                               Page 1 of 9 Pages
                            Exhibit Index on Page 7
               (Calculation of Registration Fee on following page)

                         CALCULATION OF REGISTRATION FEE

                                                                     Proposed
                                                Maximum Amount        Maximum      Proposed Maximum      Amount of
                                                     to be        Offering Price       Aggregate       Registration
    Title of Securities to be Registered         Registered(1)       Per Share      Offering Price         Fee
---------------------------------------------- ------------------ ---------------- ------------------ --------------
   ESS TECHNOLOGY, INC.
   1997 EQUITY INCENTIVE PLAN
   Common Stock,
   no par                                        3,000,000 Shares   $12.78125(2)      $38,343,750       $11,619.32
   value

   PLATFORM TECHNOLOGIES, INC.
   1995 STOCK OPTION PLAN
   Common Stock,
   no par value.............................       954,346 Shares    $0.035(3)            $33,402           $10.13

                                                 3,954,346 Shares                     $38,377,152       $11,629.45
   TOTAL

----------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on June 20, 1997.

(3) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest one-tenth of one cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed on March 18, 1997 and amended on March 20, 1997 (Form 10-K/A), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed, filed pursuant to
Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the audited financial statements in (a) above.

      (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Exchange Act on October 5, 1995, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.     DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Registrant's Articles of Incorporation reduce the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under California law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the California General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.     EXHIBITS.

              Exhibit
              Number
              ------
              5.1     Opinion of Venture Law Group, a Professional
                      Corporation.
              23.1    Consent of Venture Law Group, a Professional
                      Corporation (included in Exhibit 5.1).
              23.2    Consent of Independent Auditors (see p. 9).
              24.1    Powers of Attorney (see p. 6).

----------

Item 9      UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           [SIGNATURE PAGES FOLLOW]

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant, ESS Technology, Inc., a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 24th day of June, 1997.

                                ESS TECHNOLOGY, INC.


                                By: /s/ JOHN H. BARNET
                                    -------------------------------------------
                                    John H. Barnet
                                    Vice President, Finance and
                                    Chief Financial Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fred S.L. Chan and John H. Barnet, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                      Title                         Date
      ---------                      -----                         ----
/s/ Fred S.L. Chan           President, Chief Executive        June 23, 1997
------------------------     Officer and Chairman of the
Fred S.L. Chan               Board of Directors (Principal
                             Executive Officer)

/s/ John H. Barnet           Vice President, Finance and       June 23, 1997
------------------------     Chief Financial Officer
John H. Barnet               (Principal Financial and
                             Accounting Officer)

/s/ Annie M.H. Chan          Director                          June 23, 1997
------------------------
Annie M.H. Chan

/s/ Michael A. Aymar         Director                          June 23, 1997
------------------------
Michael A. Aymar

/s/ Ilbok Lee                Director                          June 23, 1997
------------------------
Ilbok Lee

/s/ Peter T. Mok             Director                          June 23, 1997
------------------------
Peter T. Mok

                              INDEX TO EXHIBITS


 Exhibit                                                               Page
 Number                                                                 No.
 ------                                                                ----
  5.1    Opinion of Venture Law Group, a Professional Corporation       8

  23.1   Consent of Venture Law Group, a Professional Corporation
         (included in Exhibit 5.1).                                     8

  23.2   Consent of Independent Auditors                                9

  24.1   Powers of Attorney (see p. 6).